Exhibit 99.1

Cooper Standard Reports First Quarter 2015 Operating Results
and Improves Margins in Key Markets

First Quarter Highlights

•	Net income totaled $21.0 million or $1.15 per diluted share

•	Adjusted EBITDA totaled $80.8 million or 10.1 percent of sales, up 50 basis points

•	Excluding the impact of foreign currency exchange rates, adjusted EBITDA totaled $91.2 million

•	or 10.4 percent of sales, up 80 basis points

•	Excluding the impact of foreign currency exchange rates, sales increased by 4.7 percent

•	North America operating profit increased 140 basis points to 10.3 percent

NOVI, Mich., May 7, 2015 -- Cooper-Standard Holdings Inc. (NYSE: CPS), the parent company of Cooper Standard Automotive, today reported net income of $21.0 million, or $1.15 per diluted share, and adjusted EBITDA of $80.8 million for the first quarter of 2015. These results compare to net income of $19.7 million or $1.10 per diluted share and adjusted EBITDA of $80.6 million in the first quarter of 2014.

“We are very pleased with the improvement in our adjusted EBITDA margins for the quarter,” stated
Jeffrey Edwards, chairman and CEO of Cooper Standard. “Our operating teams have worked very hard to meet the double-digit target that we established for the year and we are on track through the first three months. We believe the results are indicative of the traction we are gaining in the execution phase of our turnaround plan, which is accelerating our drive for profitable growth.”

Net income of $21.0 million for the first quarter of 2015 included a gain of $11.6 million related to the acquisition of majority ownership in Huayu-Cooper Standard Sealing Systems Co., Ltd. (Shenya) (see
Note 1) and $18.8 million in restructuring expense. Excluding these items, income for the quarter was
$28.2 million or $1.55 per diluted share, up 24 percent and 22 percent, respectively, over the first quarter of 2014.

Operational Overview

Consolidated

First quarter 2015 sales were $800.1 million compared to sales of $837.6 million in the first quarter of
2014. The year-over-year variance is largely attributable to a $77.0 million impact from unfavorable foreign currency exchange rates in addition to price adjustments, partially offset by improved product volume and mix, and additional revenue from the Shenya acquisition. Excluding the impact from foreign currency exchange rates, total sales in the first quarter 2015 were $877.1 million, an increase of 4.7 percent over the first quarter of 2014.

Adjusted EBITDA for the first quarter of 2015 was $80.8 million, or 10.1 percent of sales, compared to
$80.6 million, or 9.6 percent of sales, in the same period a year ago. Improvements in operating efficiency, volume and product mix were offset by $6.6 million in price adjustments, and a negative

Exhibit 99.1

impact of $10.4 million from unfavorable foreign currency exchange rates. Excluding the impact from foreign currency exchange rates, adjusted EBITDA was $91.2 million or 10.4 percent of sales.

North America

Cooper Standard’s North America segment reported sales of $417.4 million in the first quarter of 2015 compared to $432.6 million in the first quarter of 2014. The decrease was driven by unfavorable foreign currency exchange rates, lower production volumes on a key high-volume platform during production ramp-up and unfavorable price adjustments.

North America segment profit was $43.0 million, or 10.3 percent of sales, in the first quarter of 2015.
This compared to segment profit of $38.5 million, or 8.9 percent of sales, in the first quarter of 2014.
The 140 basis point improvement was driven by gains in operating efficiencies and lower material costs and was achieved in spite of significantly lower production volumes on a key high-volume platform during ramp-up and the impact of unfavorable foreign currency exchange rates.

Europe

Cooper Standard’s Europe segment reported sales of $266.8 million in the first quarter of 2015 compared to $308.2 million in the first quarter of 2014. The decrease was attributable to unfavorable foreign currency exchange rates, partially offset by improvements in volume and product mix. Excluding the impact of foreign currency exchange rates, Europe segment sales were $325.7 million for the quarter, up 5.7 percent versus the prior year period.

The Europe segment reported a loss of $4.4 million in the first quarter of 2015, compared to a loss of
$3.2 million in the first quarter 2014. Excluding restructuring costs of $18.4 million and the non-
operating gain of $11.6 million (see Note 1), segment profit was $2.4 million in the first quarter of 2015 compared to a loss of $0.3 million in the same period a year ago. The improvement in segment profit was attributable to gains in operating efficiencies, lower material costs, higher sales volume and favorable product mix. These positive factors were partially offset by unfavorable foreign currency exchange rates and price adjustments.

Asia Pacific

Cooper Standard’s Asia Pacific segment reported sales of $85.7 million in the first quarter of 2015, an increase of 50 percent compared to $57.1 million in the first quarter of 2014. The consolidation of the revenue from Shenya following Cooper Standard’s acquisition of majority ownership on February 27,
2015 accounted for $16.0 million of the top line growth. Organic growth represented $14.1 million of the increase.

Exhibit 99.1

Asia Pacific segment profit was $2.4 million in the first quarter of 2015, an increase of 273 percent compared to the first quarter 2014. The increase was attributable to improved product volume and mix, lower material costs and the consolidation of Shenya.

South America

Cooper Standard’s South America segment reported sales of $30.2 million in the first quarter of 2015 compared to $39.8 million in the first quarter of 2014. The decrease was attributable to unfavorable foreign currency exchange rates and lower overall vehicle production in Brazil, as the country continues to struggle with a stagnant economy and lagging consumer demand.

Primarily as a result of lower sales, the South America segment incurred a segment loss of $5.1 million in the first quarter of 2015 compared to a loss of $2.5 million in the first quarter 2014.

Liquidity and Capital Resources

At March 31, 2015, Cooper Standard had cash and cash equivalents totaling $194.4 million, compared to $267.3 million at December 31, 2014. The decline was due primarily to seasonal changes in working capital and a $24.4 million payment made in connection with the acquisition of Shenya. In addition to its cash and cash equivalents, the Company also had $144.4 million available under its senior amended asset-based revolving credit facility (“ABL”) for total liquidity of $338.8 million at March 31, 2015.

Total debt at March 31, 2015 was $800.4 million compared to $785.9 million at December 31, 2014. Cooper Standard’s total debt-to-book capitalization ratio was 58.8 percent at March 31, 2015 compared to 57.7 percent at December 31, 2014. Cooper Standard’s net debt-to-book capitalization ratio was 44.5 percent at March 31, 2015.

Outlook

The Company has reaffirmed or revised its 2015 full year outlook as follows:

	Previous Guidance 28-Feb-15	Revised Guidance 7-May-15
Consolidated Sales	$3.3 - $3.4 billion	Unchanged
Capital Expenditure	$185 - $210 million	$185 - $200 million
Restructuring	$35 - $45 million	$30 - $40 million
Cash Tax	$45 - $55 million	Unchanged
Adj. EBITDA Margin	50 - 75 bps improvement vs. 2014	Unchanged
Key Assumptions

Exhibit 99.1

NA Production	17.4 million units	Unchanged
NA Production	17.4 million units	Unchanged
Avg. Full Year FX rates
Euro	1 EUR = $1.19 USD	1 EUR = $1.12 USD
Canadian Dollar	1 CAD = $0.84 USD	1 CAD = $0.80 USD

Conference Call Details

Cooper Standard management will host a conference call and webcast on May 8 at 9 a.m. ET to discuss its first quarter 2015 results, provide a general business update and respond to investor questions.

An interactive webcast will also be available by clicking here.

To participate in the live question-and-answer session, callers in the United States and Canada should dial toll-free 800-949-4315 (international callers dial 678-825-8315) and provide the conference ID 32598005 or ask to be connected to the Cooper Standard teleconference. Callers should dial in at least five minutes prior to the start of the call. Financial and automotive analysts are invited to ask questions after the presentations are made.

A replay of the conference call and webcast will be available on the investor relations page of the
Cooper Standard website at www.ir.cooperstandard.com/events.cfm.

About Cooper Standard

Cooper Standard, headquartered in Novi, Mich., is a leading global supplier of systems and components for the automotive industry. Products include sealing, fuel and brake delivery, fluid transfer and anti-
vibration systems. Cooper Standard employs more than 27,000 people globally and operates in 20 countries around the world. For more information, please visit www.cooperstandard.com.

Forward Looking Statements

There are a number of risks and uncertainties that could cause the Company's actual results to differ materially from the forward-looking statements contained in this announcement. Important factors that could cause the Company's actual results to differ materially from the forward-looking statements made herein include, but are not limited to: prolonged or material contractions in automotive sales and production volumes; the Company's liquidity; the viability of the Company's supply base and the financial conditions of the Company's customers; loss of large customers or significant platforms; foreign currency exchange rate fluctuations; the Company’s substantial indebtedness; the Company's ability to obtain financing in the future; ability to generate sufficient cash to service all of the Company's indebtedness; operating and financial restrictions imposed on the Company by the credit agreements governing the Company’s term loan and ABL facilities; underfunding of pension plans; availability and

Exhibit 99.1

increasing volatility in costs of manufactured components and raw materials; escalating pricing pressures; the Company's ability to meet significant increases in demand; the Company's ability to successfully compete in the automotive parts industry; risks associated with the Company's non-U.S. operations; ability to control the operations of the Company's joint ventures for the Company’s sole benefit; effectiveness of continuous improvement programs and other cost savings plans; product liability, warranty and recall claims that may be brought against the Company; work stoppages or other labor conditions; natural disasters; ability to meet the Company's customers' needs for new and improved products on a timely or cost-effective basis; the possibility that the Company's acquisition strategy may not be successful; the ability of the Company's intellectual property portfolio to withstand legal challenges; a disruption in, or the inability to successfully implement upgrades to, the Company's information technology systems; compliance with environmental, health and safety laws and other laws and regulations; the volatility of the Company's annual effective tax rate; significant changes in discount rates and the actual return on pension assets and other factors; the possibility of future impairment charges to the Company's goodwill and long-lived assets; the concentration of stock ownership which may allow a few owners to exert significant control over the Company; stock volatility; and dependence on the Company's subsidiaries for cash to satisfy the obligations of the holding Company.

CPS_F

Contact for Analysts:
Roger Hendriksen
Cooper Standard
(248) 596-6465
roger.hendriksen@cooperstandard.com

Contact for Media:
Sharon Wenzl
Cooper Standard
(248) 596-6211
sswenzl@cooperstandard.com

Related notes and financial statements follow:

Note 1:

In the first quarter of 2015, the Company completed the acquisition of an additional 47.5 percent of
Huayu-Cooper Standard Sealing Systems Co. ("Shenya") for cash consideration of $59.3 million. The Company now owns 95 percent of Shenya. The business acquired in the transaction is operated from Shenya’s manufacturing locations in China. Shenya primarily supplies sealing systems and components to the automotive industry. This acquisition is directly aligned with the Company’s growth strategy by

Exhibit 99.1

strengthening important customer relationships in the automotive sealing systems market. This acquisition was accounted for under ASC 805, “Business Combinations,” and the results of operations of Shenya are included in the Company’s consolidated financial statements from the date of acquisition, February 27, 2015.

Prior to the acquisition, the Company held a 47.5 percent unconsolidated equity interest in Shenya. The fair value of the equity interest prior to the date of acquisition was $41,378, resulting in a gain of
$11,622 recorded in other income, net for the three months ended March 31, 2015. The gain was recorded in the results of our Europe segment as the previously owned equity interest was legally held by one of our Europe entities.

Exhibit 99.1

COOPER-STANDARD HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(Dollar amounts in thousands except per share amounts)
	Three Months Ended March 31,
	2014	2015
Sales	$ 837,606	$ 800,050
Cost of products sold	703,347	669,178
Gross profit	134,259	130,872
Selling, administration & engineering expenses	79,571	76,311
Amortization of intangibles	4,436	3,548
Restructuring	3,089	18,840
Operating profit	47,163	32,173
Interest expense, net of interest income	(15,008)	(9,157)
Equity earnings	1,236	1,776
Other income, net	30	11,077
Income before income taxes	33,421	35,869
Income tax expense	12,064	14,741
Net income	21,357	21,128
Net income attributable to noncontrolling interests	(1,622)	(141)
Net income attributable to Cooper-Standard Holdings Inc.	$ 19,735	$ 20,987

Earnings per share:
Basic	$ 1.18	$ 1.23
Diluted	$ 1.10	$ 1.15

Exhibit 99.1

COOPER-STANDARD HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands except share amounts)

	December 31, 2014	March 31, 2015
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$267,270	$194,434
Accounts receivable, net	377,032	468,647
Tooling receivable	124,015	125,840
Inventories	166,531	178,946
Prepaid expenses	25,626	39,684
Other	93,524	69,955
Total current assets	1,053,998	1,077,506
Property, plant and equipment, net	716,013	763,593
Goodwill	135,169	150,037
Intangibles, net	82,309	88,695
Deferred tax assets	41,059	49,886
Other assets	104,219	83,643
Total assets	$2,132,767	$2,213,360

Liabilities and Equity
Current liabilities:
Debt payable within one year	$36,789	$54,992
Accounts payable	322,422	364,183
Payroll liabilities	94,986	110,593
Accrued liabilities	75,005	92,271
Total current liabilities	529,202	622,039
Long-term debt	749,085	745,388
Pension benefits	191,805	175,256
Postretirement benefits other than pensions	60,287	57,985
Deferred tax liabilities	5,001	27,185
Other liabilities	44,692	43,583
Total liabilities	1,580,072	1,671,436
Redeemable noncontrolling interest	3,981	0
7% Cumulative participating convertible preferred stock, $0.001 par value, 10,000,000 shares authorized at December 31, 2014, and March 31, 2015; no shares issued	0	0
Equity:
Common stock, $0.001 par value, 190,000,000 shares authorized at December 31, 2014 and March 31, 2015; 18,685,634 shares issued and 17,039,328 outstanding at December 31, 2014 and 18,727,915 shares issued and 17,081,609 outstanding at March 31, 2015	17	17
Additional paid-in capital	492,959	497,529
Retained earnings	195,233	216,011
Accumulated other comprehensive loss	(139,243)	(183,236)
Total Cooper-Standard Holdings Inc. equity	548,966	530,321
Noncontrolling interests	(252)	11,603
Total equity	548,714	541,924
Total liabilities and equity	$2,132,767	$2,213,360

Exhibit 99.1

Non-GAAP Measures

EBITDA and adjusted EBITDA are measures not recognized under Generally Accepted Accounting Principles (GAAP) which exclude certain non-cash and non-recurring items. Management considers EBITDA and adjusted EBITDA as key indicators of the Company's operating performance and believes that these and similar measures are widely used by investors, securities analysts and other interested parties in evaluating the Company's performance. Adjusted EBITDA is defined as net income adjusted to exclude income tax expense, interest expense net of interest income, depreciation and amortization, and certain unusual, non-operating, non-cash or non-recurring items that management considers to be outside the scope of the Company's core operating performance.

When analyzing the Company’s operating performance, investors should use EBITDA and adjusted EBITDA in addition to, and not as alternatives for, net income (loss), operating income, cash flow from operating activities or any other performance measure derived in accordance with GAAP. EBITDA and adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Other companies may report EBITDA and adjusted EBITDA differently and therefore Cooper Standard’s results may not be comparable to other similarly titled measures of other companies. This presentation of adjusted EBITDA should not be construed as an inference that Cooper Standard's future results will be unaffected by unusual or non-recurring items.

Reconciliation of Non-GAAP Measures - EBITDA and Adjusted EBITDA

The following table provides reconciliation of EBITDA and adjusted EBITDA to net income.

Exhibit 99.1

	Three Months Ended March 31,
	2014	2015
	(dollar amounts in millions)
Net income attributable to Cooper-Standard Holdings Inc.	$ 19.7	$ 21.0
Income tax expense	12.1	14.7
Interest expense, net of interest income	15.0	9.2
Depreciation and amortization	28.3	26.6
EBITDA	$ 75.1	$ 71.5
Gain on remeasurement of previously held equity interest (1)	0	(11.6)
Restructuring (2)	3.0	18.8
Inventory write-up (3)	0	1.4
Stock-based compensation (4)	2.1	0
Acquisition costs	0	0.6
Other	0.4	0.1
Adjusted EBITDA	$ 80.6	$80.8

(1) Gain on remeasurement of previously held equity in Shenya.
(2) Includes non-cash restructuring and is net of non-controlling interest.
(3) Write-up of inventory to fair value for the Shenya acquisition.
(4) Non-cash stock amortization expense and non-cash stock option expense for grants issued at emergence from bankruptcy.